Exhibit 10.32

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE ILEARNINGENGINES, INC. HAS DETERMINED SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (as amended, restated, supplemented and otherwise modified from time to time, this “Agreement”) is made as of April 17, 2024, by each of the entities set forth on the signature pages hereto (collectively, the “Grantors” and each individually, a “Grantor”), in favor of EAST WEST BANK.

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, the “Loan Agreement”) among ILEARNINGENGINES HOLDINGS INC., a Delaware corporation (“iLE” and together with any other Person joined thereto as a borrower from time to time after the Closing Date, collectively, the “Borrowers”, and each individually, a “Borrower”), and East West Bank, as lender (“Lender”), the Lender agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, pursuant to the Loan Agreement, each Grantor is required to execute and deliver to Lender, for the benefit of the Lender, this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

2. GRANT AND REAFFIRMATION OF SECURITY INTEREST. To secure the payment and performance of the Obligations under the Loan Agreement, each Grantor hereby grants to Lender for its benefit, and hereby reaffirms its prior grant pursuant to the Loan Agreement of a continuing security interest in and Lien on all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “IP Collateral”), with power of sale to the extent permitted by law:

(a) all of such Grantor’s copyrights and copyright applications (collectively, “Copyrights”) and all of the goodwill of the business connected with the use of, and symbolized by, each Copyright, including without limitation those referred to on Schedule 1 hereto;

(b) all of such Grantor’s patents and patent applications (collectively, “Patents”), and all of the goodwill of the business connected with the use of, and symbolized by, each Patent, including without limitation those referred to on Schedule 1 hereto;

(c) all of such Grantor’s trademarks, trademark applications, service marks, trade names, mask works (collectively, “Trademarks”), and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, including without limitation those referred to on Schedule 1 hereto;

(d) all reissues, continuations or extensions of the foregoing; and

(e) all products and proceeds of the foregoing, including without limitation any claim by such Grantor against third parties for past, present or future infringement or dilution of any Copyright, any Patent, or any Trademark.

3. SECURITY FOR OBLIGATIONS. This Agreement and the security interest created hereby secure the payment and performance of all the Obligations under the Loan Agreement, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by any Grantor to Lender, or any of them pursuant to the Loan Agreement.

4. LOAN AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Lender, pursuant to the Loan Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the IP Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each Grantor hereby represents and warrants to, and agrees with Lender as follows: (A) Schedule 1 hereto accurately lists all registered IP Collateral as of the date hereof and (B) other than the Liens granted to Lender hereunder, such Grantor has not granted any Liens on any of its IP Collateral to any other Person (other than any Permitted Liens).

6. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new IP Collateral, this Agreement shall automatically apply thereto. Each Grantor shall give prompt notice in writing to Lender with respect to any new IP Collateral material to the Business. Without limiting any Grantor’s obligations under this Section 6, each Grantor hereby authorizes Lender unilaterally to modify this Agreement by amending Schedule 1 to include any new IP Collateral of such Grantor identified in such written notice provided by such Grantor. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule 1 shall in any way affect, invalidate or detract from Lender’s continuing security interest in all IP Collateral, whether or not listed on Schedule 1.

7. GOVERNING LAW. This Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of California, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

9. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

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Each of the parties has signed this Agreement as of the day and year first above written.

GRANTORS:

ilearningengines HOLDINGS INC.,
a Delaware corporation

By:	Harish P.K. Chidambaran
Name:	Harish P.K. Chidambaran
Title:	Chief Executive Officer

IN2VATe, L.L.C.,
an Oklahoma limited liability company

By:	Harish P.K. Chidambaran
Name:	Harish P.K. Chidambaran
Title:	Chief Executive Officer

[Signature Page to Intellectual Property Security Agreement (iLearningEngines)]

SCHEDULE 1
to
INTELLECTUAL PROPERTY SECURITY AGREEMENT

I. Copyrights and Copyright Applications

[***]

II. Patents and Patent Applications

[***]

III. Trademarks and Trademark Applications

[***]

[Intellectual Property Security Agreement]

Schedule 1 – Page 1